UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On October 1, 2018, the Board of Directors of Sonoco Products Company approved amendments to Article III, Section 6 of the Company's By-Laws to increase the mandatory retirement age of directors from age seventy-two (72) to seventy-five (75). The amended section reads as follows:

6. RETIREMENT OF DIRECTORS shall be automatic at the annual meeting of shareholders following a director's reaching the age of seventy-five (75), and no person shall be eligible for nomination or election as a director after reaching the age of seventy-five (75).

This amended section previously read as follows:

6. RETIREMENT OF DIRECTORS shall be automatic upon each reaching the age of seventy-two (72); provided, however, if the Corporate Governance and Nominating Committee determines, in its sole discretion, that a director has special attributes that make him or her particularly valuable to the corporation such that his or her continued service on the Board of Directors would be in the best interests of the corporation, and the Committee recommends to the Board of Directors that such director be asked to continue his or her service beyond the mandatory retirement date, and if at least a majority of the directors, not including such director, approve the recommendation, such director's service many continue, but, in no event, shall any director serve beyond the age of 75. Such "special attributes" may include, among others, business experience or background, relationships with the corporation's suppliers or customers, knowledge of the corporation's business and markets, professional qualifications, financial acumen, understanding of relevant technologies, decision making skills, and diversity. A special meeting of the Board of Directors may be called to fill any vacancy created by a director's retirement as a result of reaching the mandatory retirement age.

In order to conform with the Company's previously amended Articles of Incorporation to declassify the Board of Directors and to provide for the annual election of all directors beginning with the Annual Meeting of Shareholders in 2018; Article III, Section 2 of the By-laws, was repealed in its entirety and Article III, Section 4 was amended to delete the reference to a classified Board of Directors. The amended section reads as follows:

4. ALL DIRECTORS shall be eligible for re-election to the Board of Directors.

This amended sections previously read as follows:

2. EXCEPT FOR ANY DIRECTOR elected exclusively by the holders of Preferred Stock, the Board of Directors shall be divided into three classes of as nearly equal size as possible in accordance with the provisions of the Articles of Incorporation.

4. ALL DIRECTORS OF AN EXPIRING CLASS shall be eligible for re-election to the Board of Directors.

The amended By-Laws are included with this filing as Exhibit 3.2.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibit 3.2 - By-Laws of Sonoco Products Company, as amended October 1, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: October 2, 2018	By:	/s/ Barry L. Saunders
Barry L. Saunders Senior Vice President and Chief Financial Officer